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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                     GE FINANCIAL ASSURANCE HOLDINGS, INC.
                        (AS AMENDED SEPTEMBER 12, 1997)

                                   ARTICLE I

                             SHAREHOLDERS' MEETING

    1. The annual meeting of shareholders at which the Directors are elected shall be held at 11:00 a.m. on the fourth Wednesday in April at the principal office of the corporation, or at such other time or place within or without the state of Delaware as shall be designated by the Board of Directors.

    2. Special meetings of shareholders shall be held at such time and place as shall be stated in the notice of the special meeting for such purpose or purposes as may be stated in the notice of said meeting.

    3. The record date for the determination of shareholders entitled to notice of and to vote at each annual or special meeting of shareholders shall be the close of business on the third Friday preceding each such meeting, provided, however, that the Board of Directors may by resolution fix a different record date for any particular meeting of shareholders, which shall not be more than the maximum nor less than the minimum number of days before the date of such meeting as required by law. A determination of shareholders entitled to notice of or vote at a shareholders' meeting is effective for any adjournment of the meeting unless the adjournment is for more than 30 days, or, if after the adjournment, a new record date is fixed for the adjourned meeting in which case, a notice of the adjourned meeting shall be give to each shareholder entitled to vote at the meeting.

    4. Every shareholder shall furnish in writing to the Secretary of the corporation the post office address at which notice of shareholders' meetings and any other notices or communications pertaining to the corporation's affairs or business may be served upon or mailed to him; and every shareholder shall forthwith advise the Secretary in writing of any change of address.

    5. A majority of shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting; and the affirmative vote of the majority of shares present at a meeting and entitled to vote shall be the act of the shareholders.

                                   ARTICLE II

                                   DIRECTORS

    1. The business and affairs of the corporation shall be managed under the direction of a Board of Directors, each of whom shall be elected at the annual meeting of shareholders. The number of directors of the corporation shall be determined by the shareholders, or in the case of a vacancy including those created by an increase in the number of Directors, by a majority vote of the Directors then in office, although less than a quorum, or by a sole remaining Director, at a meeting of the Board of Directors, and shall hold office until the next annual shareholders' meeting, or until a successor shall have been elected and qualified. The term of a Director elected to fill a vacancy shall expire at the next shareholders' meeting at which directors are elected.

    2. The annual meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of shareholders, at the principal office of the corporation or at such other place as may have been designated for the holding of the annual meeting of shareholders pursuant to
Article I hereof. The Board of Directors may provide by resolution the time and place, either within or without the state of Delaware, for the holding of additional regular meetings.
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    3. Special meetings of the Board of Directors may be held at such times and places, within or without the state of Delaware, upon the written or telegraphic call of either the President or the Chairman of the Board.

    4. Each Director shall be given not less than two (2) days' notice of any Directors' meeting, except that no notice shall be required of (i) a meeting held at a time and place fixed by the bylaws or by resolution of the Board, or
(ii) a meeting at which the entire Board is present, or (iii) the reconvention of a meeting pursuant to adjournment if the time and place thereof are announced at the meeting at which the adjournment is taken.

    5. A majority of the total number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business and the vote of the majority of Directors present at a meeting of the Board at which a quorum is present shall be the act of the Board.

                                  ARTICLE III

                      COMMITTEES OF THE BOARD OF DIRECTORS

    1. The Board of Directors may, by one or more resolutions passed by a majority of the whole Board, designate from among its members one or more committees, each committee to consist of one or more Directors of the corporation; each such committee, to the extent provided in such resolutions and not prohibited by law, shall have and may exercise between meetings of the Board of Directors, all of the authority of the Board of Directors; provided that the Board of Directors shall not have authority to establish an executive committee without the written consent of all shareholders. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

    2. Meetings of any committee designated by the Board of Directors may be held at any time and at any place upon call of the President, the Chairman of the Board or the chairman of any committee. Notice, which need not state the purpose of the meeting, shall be given orally, in writing or by telegraph not less than twenty-four hours prior to the time of the holding of said meeting, except that if a meeting is held at a time and place fixed in a resolution of a committee or the Board of Directors, no notice shall be required.

    3. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of the members of a committee present at a committee meeting shall be the act of the committee.

                                   ARTICLE IV

                                    OFFICERS

    1. The officers of the corporation shall include those elected by the Board of Directors and those appointed by the President. The officers of the corporation to be elected by the Board of Directors shall be: a Chairman of the Board of Directors; a President; an Executive Vice President; one or more Senior Vice Presidents; one or more Vice Presidents; a Secretary; and a Treasurer. The officers of the corporation which may from time to time be appointed by the President shall be such additional officers and assistant officers of this corporation as the President may determine.

    2. At its annual meeting the Board of Directors shall elect such of the officers of this corporation as are to be elected by it and each such officer shall hold office until the next such annual meeting or until a successor shall have been duly elected and qualified or until death, resignation, retirement or removal by the Board of Directors. A vacancy in any such office may be filled for the unexpired portion of the term at any meeting of the Board of Directors. Such of the officers of this corporation as are appointed by the President shall serve for such periods of time as the President may determine or until a successor shall have been appointed and qualified or until death, resignation, retirement or removal from office.

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    3. Any Director or officer may resign at any time. Such resignation shall be made in writing and delivered to and filed with the Secretary, except that a resignation of the Secretary shall be delivered to and filed with the President. A resignation so made shall be effective upon its delivery unless some other time be fixed in the resignation, and then from that date so fixed.

    4. The Board of Directors may appoint and remove at will such agents and committees as the business of the corporation shall require, each of whom shall exercise such powers and perform such duties as may from time to time be prescribed or assigned by the President, the Board of Directors or by other provisions of these bylaws.

                                   ARTICLE V

                         POWERS AND DUTIES OF OFFICERS

    1. The Chairman of the Board of Directors shall, when present, preside at all meetings of the Board of Directors, and of the shareholders. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which the ordinary conduct of the corporation's business requires, and shall perform such other duties and services, not inconsistent with the law or these Bylaws, as pertain to this office or as are required by the Board of Directors.

    2. The President shall be the chief executive officer of the corporation and shall be vested with general authority and control of its affairs, and over the officers, agents and employees of the corporation, subject to the Board of Directors; shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and the shareholders, and shall perform all the duties devolving upon him by law as the chief executive officer of the corporation. He shall from time to time report to the Board of Directors any information and recommendations concerning the business or affairs of the corporation which may be proper or needed, and shall see that all orders and resolutions of the Board of Directors be carried into effective, and shall perform such other duties and services, not inconsistent with the law or these Bylaws, as pertain to this office or as are required by the Board of Directors.

    3.(a) The Executive Vice President and the Senior or other Vice Presidents shall have and exercise such powers and discharge such duties as may from time to time be conferred upon and delegated to them respectively, by the President, or by these Bylaws, or by the Board of Directors.

    (b) In the absence of the President or in case of his inability to act, the Executive Vice President, or in the absence of the Executive Vice President or in the case of his inability to act, the Senior or other Vice Presidents in order of seniority shall be vested with all the powers and shall perform all the duties of said President during his absence or inability to act, or until his successor shall have been elected.

    4.(a) The Treasurer shall attend to the collection, receipt and disbursement of all moneys belonging to the corporation; have authority to endorse, on behalf of the corporation, all checks, notes, drafts, warrants and orders; have custody over all securities of the corporation; and have such additional powers and such other duties as he may from time to time be assigned or directed to perform by these bylaws, by the Board of Directors, or by the President.

    (b) The Assistant Treasurers, in the order of their seniority, shall have all of the powers and shall perform the duties of the Treasurer in case of the absence of the Treasurer or his inability to act, and have such other powers and duties as they may from time to time be assigned or directed to perform.

    5.(a) The Secretary shall have the care and custody of the corporate and stock books and the corporate seal of the corporation; attend all meetings of the shareholders, and, when possible, all meetings of the Board of Directors; record all votes and the minutes of all proceedings in books kept for that purpose; sign such instruments on behalf of the corporation as he may be authorized by the Board of

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Directors or by law to do; countersign, attest and affix the corporate seal to all certificates and instruments where such countersigning or such sealing and attestation are necessary to the true and proper execution thereof; see that proper notice is given of all meetings of the shareholders of which notice is required to be given; and have such additional powers and duties as he may from time to time be assigned or directed to perform by these Bylaws, by the Board of Directors, or by the President.

    (b) The Assistant Secretaries, in the order of their seniority, shall have all of the powers and shall perform the duties of the Secretary in case of the absence of the Secretary or his inability to act, and have such other powers and duties as they may from time to time be assigned or directed to perform.

                                   ARTICLE VI

                            CERTIFICATES FOR SHARES

    1. All certificates for shares of the corporation shall be in such form as shall be determined by the Board of Directors, shall be numbered in the order of their issue, shall be dated, shall be signed by the President, or a Vice President and by the Secretary or an Assistant Secretary, provided, that where any such certificate is manually countersigned by a Registrar, other than the corporation or its employee, the signatures of the President, Executive Vice President, Senior or other Vice President, Secretary, or Assistant Secretary, and the Transfer Agent, upon such certificates may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered by the corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures were used thereon had not ceased to be such officer or officers of the corporation.

    2. Transfer of fractional shares shall not be made upon the records or books of the corporation, nor shall certificates for fractional shares be issued by the corporation.

    3. The corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost or destroyed. The Board of Directors shall require the owner of the lost, destroyed or mutilated certificate, or his legal representative to give the corporation a bond in such sum and with such surety or sureties as it may direct, to indemnify the corporation against any claim that shall be made against it on account of the alleged loss or destruction of such certificate.

    4. The Board of Directors may make such additional rules and regulations, not contrary to law or these bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the corporation.

                                  ARTICLE VII

                                   CONTRACTS

    The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors or by these bylaws, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or undertaking, or to pledge its credit or to render it liable for any purpose or on any account.

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                                  ARTICLE VIII

                                  FISCAL YEAR

    The fiscal year of the corporation shall begin on the first day of January and end at midnight on the last day of December of each year.

                                   ARTICLE IX

                                 CORPORATE SEAL

    The corporate seal shall be circular in form and inscribed with the words:

(SEAL)

                     "GE FINANCIAL ASSURANCE HOLDINGS, INC.

                                 CORPORATE SEAL

                               STATE OF DELAWARE

                                     1996"

                                   ARTICLE X

                              NOTICES AND WAIVERS

    1. Whenever notice is required under these bylaws or by statute, and such notice is given by mail, the time of giving such notice shall be deemed to be the time when the same is placed in the United States mail, postage prepaid, and addressed to the party to be notified, at his last known address.

    2. Any shareholder, officer or Director may waive at any time any notice required to be given under these bylaws, either by separate writing or directly upon the face of the records.

                                   ARTICLE XI

                                INDEMNIFICATION

    1. Any person may in accordance with paragraphs 3 and 4, be indemnified by this corporation against any liability and reasonable expense incurred by him in connection with any action in which he may be involved as a party or otherwise by reason of his having been a Director, officer, or employee.

    2. Definitions

    (a) A "person" includes the legal representative or heir of a deceased or incompetent person.

    (b) "Liability" includes fines and penalties, and amounts paid or incurred in settlement of any action or in satisfaction of a judgment, except in judgment in favor of this corporation, a wholly owned subsidiary or other enterprise.

    (c) Expense shall be deemed "reasonable" to the extent the Board of Directors approves the purpose and the amount thereof.

    (d) "Director, officer, or employee" includes or persons who hold such positions in this corporation or in a wholly owned subsidiary, or hold, at the written request of an officer of this corporation, an equivalent position in another enterprise. The rights granted by the Article shall apply whether or not he continues to be a Director, officer, or employee at the time such liability or expense is incurred.

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    (e) "Action" includes any claim, suit, proceeding, or appeal whether brought by or in the right of this corporation, a wholly owned subsidiary or the other enterprise or otherwise and of whatever nature, whether civil, criminal, administrative or investigative, and includes threatened action of such nature.

    3. In the case of an action brought by or in the right of this corporation, a wholly owned subsidiary or the other enterprise, as the case may be, to procure a judgment in its favor,

    (a) a person who has been successful on the merits shall be indemnified as of right;

    (b) no person who has been adjudged to be liable for negligence or misconduct in the performance of his duty to this corporation, a wholly owned subsidiary or the other enterprise, as the case may be, shall be indemnified; and

    (c) any other person who was a party to such action other than a person described in 3(a) or 3(b) shall be indemnified, if the Board of Directors, acting by a quorum consisting of Directors not having an interest in the action, determines that such person has not been guilty of negligence or misconduct in the performance of his duty to this corporation, a wholly owned subsidiary or the other enterprise, as the case may be

    4. In the case of an action other than the one described in paragraph 3,

    (a) a person who has been successful on the merits shall be indemnified as of right; and

    (b) any other person who was a party to such action other than a person described in 4(a) shall be indemnified, if the Board of Directors, acting by a quorum consisting of Directors not having any interest in the action, determines

    (i) that such person acted in good faith for a purpose which he reasonably believed to be in the best interests of this corporation, a wholly owned subsidiary or the other enterprise, as the case may be, and

    (ii) in any criminal action or proceeding, that such person had no reasonable cause to believe that his conduct was unlawful.

    The termination of any action by judgment, order, settlement (with or without court approval), conviction or upon plea of guilty or of nolo contendere, or its equivalent, shall not of itself create a presumption that such person did not meet the standards of conduct set forth in this paragraph 4.

    5. If the Board of Directors is unable to approve indemnification pursuant to paragraphs 3 or 4 hereof because there is not a quorum of Directors who do not have an interest in the action out of which the claim of indemnification arose, the remaining Directors, regardless of the number, shall designate independent legal counsel to review the conduct of the persons claiming indemnification. If independent legal counsel determines that a person meets the applicable standards of conduct as set forth in paragraphs 3 and 4, such person shall be indemnified as of right.

    6. Expenses incurred with respect to any action of the character described in paragraph 1 may be advanced by this corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Director, officer, or employee to repay such amount unless he shall ultimately be indemnified under this Article.

    7. The rights of indemnification provided in this Article shall be in addition to any rights to which any such person may otherwise be entitled under any Bylaw, agreement, statute, vote of shareholders or otherwise at the time of incurring or becoming subject to such liability and expense.

    8. The provisions of the Article shall be applicable to actions made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

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                                  ARTICLE XII

                                   AMENDMENTS

    1. These Bylaws may be altered, amended repealed or new Bylaws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the board.

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